Lucas Energy, Inc. 8-K

Exhibit 99.1

Contacts:	Carol Coale / Ken Dennard Dennard ▪ Lascar Associates LLC (713) 529-6600

FOR IMMEDIATE RELEASE

LUCAS ENERGY ENTERS INTO AGREEMENT

TO FUND DEVELOPMENT OF EAGLE FORD SHALE ASSETS

HOUSTON, TEXAS – August 25, 2016-- Lucas Energy, Inc. (NYSE MKT: LEI) (“Lucas” or the “Company”), an independent oil and gas company with its operations in central Texas, today announced that its wholly-owned subsidiary, CATI Operating, LLC (“CATI”), entered into an agreement with its senior lender, as evidenced by a promissory note, to borrow $1 million, effective August 15, 2016. The Company plans to use the funds to participate in the drilling and completion of certain Eagle Ford wells under a joint operating agreement with Lonestar Resources US, Inc. (“Lonestar”) and conduct improvement maintenance operations on the existing assets of CATI. The agreement with Lonestar covers over 1,450 gross acres and Lucas’ participation will vary from an 8% to a 14% working interest in the units.

“We are pleased to partner with Lonestar, a known and successful operator in the Eagle Ford by initially participating in the Cyclone #9H and #10H wells in which CATI has a working interest of 8%,” said Anthony C. Schnur, Chief Executive Officer of Lucas Energy. “This represents another step in the growth and expansion of our assets and our company. It is anticipated that the wells will enhance our reserve portfolio and production in addition to securing the leaseholds of the locations.”

Under the terms of the note, a total of 80% of all cash flow generated by the wells is required to first be paid to satisfy amounts owed under the new and existing notes with the lender with the remaining 20% to be used by CATI for lease and other operating expenses and capital expenditures. Please refer to the Company’s Current Report on Form 8-K, filed with the SEC on August 25, 2016, for more information regarding the terms and conditions of the note and funding.

About Lucas Energy, Inc.

Based in Houston, Texas, Lucas Energy (NYSE MKT: LEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma and the Austin Chalk and Eagle Ford formations in South Texas.

For more information, please visit the updated Lucas Energy web site at www.lucasenergy.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Lucas believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Lucas to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or fourth party consents; and other risks described in Lucas’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

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